$250,000,000
3.875% Senior Notes due 2023
TANGER PROPERTIES LIMITED PARTNERSHIP

UNDERWRITING AGREEMENT

November 18, 2013

Jefferies LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

November 18, 2013

JEFFERIES LLC
U.S. BANCORP INVESTMENTS, INC.
WELLS FARGO SECURITIES, LLC
     As Representatives of the several Underwriters listed in Schedule I hereto
c/o JEFFERIES LLC
520 Madison Avenue
New York, New York 10022

U.S. BANCORP INVESTMENTS, INC.
214 N. Tryon St., 26th Floor
Charlotte, North Carolina 28202

WELLS FARGO SECURITIES, LLC
550 South Tryon Street
Charlotte, North Carolina 28202
Ladies and Gentlemen:
Tanger Properties Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), proposes to issue and sell to the several Underwriters on Schedule I hereto, (the “Underwriters”), for whom Jefferies LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”), $250,000,000 aggregate principal amount of the Operating Partnership’s 3.875% Senior Notes Due 2023 (the “Notes”) pursuant to the terms of this Underwriting Agreement (the “Agreement”). The respective principal amounts of the Notes to be so purchased, severally and not jointly, by the several Underwriters are set forth opposite their names in Schedule I hereto. The Operating Partnership and Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the “Company”), hereby confirm their agreements with the Representatives.
The Company and the Operating Partnership have filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (collectively, the “1933 Act Regulations”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-181984-01), including the related base prospectus, covering the registration of, among other securities, Notes, which incorporates by reference documents which the Company and the Operating Partnership have filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder (collectively, the “1934 Act Regulations”). Such registration statement, and any post-effective amendment thereto, became effective upon filing with the Commission in accordance with Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Promptly after execution and delivery of this Agreement, the Operating Partnership will prepare and file a prospectus supplement relating to the Notes in accordance with the provisions of Rule 430B of the 1933 Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Notes that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein referred to as the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Notes, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Notes (within the meaning of Rule 430B(f)(2)). The final base prospectus and the final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the Execution Time (as defined in Section 1(a)(i)), are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”).
The Notes will be issued pursuant to an indenture, dated as of March 1, 1996 (the “Original Indenture”), between the Company, the Operating Partnership and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee (the “Trustee”). The title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements and any other variable terms of the Notes shall be established by or pursuant to a seventh supplemental indenture to the Original Indenture (as so supplemented, and as the same may be amended or further supplemented from time to time, the “Indenture”) to be entered into between the Operating Partnership and the Trustee on or prior to the Closing Date (as defined in Section 2(b)). Notes issued in book-entry form will be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement, to be dated as of the Closing Date, among the Operating Partnership, the Trustee and DTC.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.
Section 1. REPRESENTATIONS AND WARRANTIES.
(a)    Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter, as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

The Company and the Operating Partnership meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement was filed by the Company and the Operating Partnership with the Commission not earlier than three years prior to the date hereof. The Registration Statement became effective under the 1933 Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Notes have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or the securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.
At the respective times the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters and the Notes pursuant to Rule 430B(f)(2), at the Closing Date and at each Date of Delivery, if any, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Date or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Any preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with the offering of the Notes was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
As of the Applicable Time, each Issuer Free Writing Prospectus (as defined below) identified on Schedule II, the Statutory Prospectus (as defined below) and any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, all considered together (collectively, the “Disclosure Package”), did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or the Disclosure Package, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by the Representatives on behalf of the Underwriters expressly for use therein (that information being limited to that described in the last sentence of Section 6(b) hereof).
As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means 4:30 p.m. (New York City time) on November 18, 2013 or such other time as agreed by the Operating Partnership and the Underwriters.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes (including any identified on Schedule II hereto) that (i) is required to be filed with the Commission by the Operating Partnership, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Operating Partnership’s records pursuant to Rule 433(g).
“Statutory Prospectus” as of any time means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Notes immediately prior to that time, including the documents incorporated or deemed incorporated by reference therein at such time.
(i)    At the time of filing the Registration Statement, (ii) if applicable, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (iii) if applicable, at the time the Operating Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163, and (iv) at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) (with such date being used as the determination date for purposes of this clause (iv)), the Operating Partnership was and is a “well-known seasoned issuer” as defined in Rule 405. The Operating Partnership has paid the registration fee for this offering pursuant to Rule 456(b)(1) or will pay such fees within the time period required by such rule (without regard to the proviso therein relating to the four business days extension to the payment deadline and otherwise in accordance with Rules 456(b) and 457(r)) and in any event prior to the Closing Date.
(ii)    (i) At the original effectiveness of the Registration Statement, (ii) the earliest time after the filing of the Registration Statement that the Operating Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (iii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (iii)), the Operating Partnership was not and is not an Ineligible Issuer (as defined in Rule 405 under the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Operating Partnership be considered an Ineligible Issuer.
(iii)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the issuer notified or notifies the Underwriters as described in Section 3(c), did not, does not and will not include any information that conflicts, within the meaning of Rule 433(c) under the 1933 Act with the information contained in the Registration Statement, the Disclosure Package or the

Prospectus, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Operating Partnership by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists only of such information is that described as such in Section 6(b) hereof.
(iv)    Other than the Disclosure Package, the Operating Partnership (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (other than an Issuer Free Writing Prospectus) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) the documents listed on Schedule II hereto and other written communications approved in writing in advance by the Underwriters. Each Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Prospectus accompanying, or delivered prior or subsequent to delivery of such Issuer Free Writing Prospectus, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty does not apply to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership in writing by the Underwriters expressly for use in any Issuer Free Writing Prospectus, it being agreed and understood that the only such information is that described as such in Section 6(b) hereof.
(v)    The accountants who certified the financial statements and any supporting schedules thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations. There have been no disagreements with any accountants or “reportable events” (as defined in Item 304 of Regulation S‑K promulgated by the Commission) required to be disclosed in the Disclosure Package or the Prospectus or elsewhere pursuant to such Item 304 which have not been so disclosed.
(vi)    The historical consolidated financial statements of the Company and the Operating Partnership included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in conformity with generally accepted accounting principles (“GAAP”) their respective financial positions as of the dates indicated and their respective results of operations for the periods specified. Except as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with GAAP applied on a consistent basis and comply with the applicable accounting requirements of the 1933 Act (including, without limitation, Rules 3-05 and 3‑14 of Regulation S‑X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made. Any supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and pro forma) included or incorporated by reference in the Registration Statement, the Disclosure Package

and the Prospectus have been compiled and derived on a basis consistent with the related financial statements presented or incorporated by reference therein. No other historical or pro forma financial statements (or schedules) are required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be included or incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in the Company and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, is accurate and fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(vii)    Any historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with GAAP. Any pro forma consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the pro forma financial position of the Company and its consolidated subsidiaries and the Operating Partnership and its consolidated subsidiaries and as of the dates indicated and the results of operations for the periods specified. Any pro forma financial statements have been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of the Company and the Operating Partnership included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, the assumptions on which such pro forma financial statements have been prepared are reasonable and all material assumptions are set forth in the notes thereto, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S‑X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.
(viii)    Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (b) no material casualty loss or material condemnation or other material adverse event with respect to any of the Centers (as defined below) has occurred, (c) there have been no transactions entered into by the Company, the Operating Partnership or any of their subsidiaries other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their subsidiaries considered as one enterprise and (d) except for regular quarterly dividends on the common shares, par value $0.01 per share, of the Company (the “Common Shares”) or dividends or distributions declared, paid or made in accordance with the terms of any outstanding class or series of the Company’s preferred shares which are set forth in the Company’s Amended and Restated Articles of Incorporation, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and, except for regular quarterly distributions, there has been no distribution of any kind made by the Operating Partnership with respect to its partnership interests.
(ix)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, with corporate power and authority to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or contemplated under, this Agreement, the Indenture and the Notes.
(x)    The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise (each, a “Material Adverse Effect”).
(xi)    The Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of November 11, 2005, as amended, if applicable (the “Agreement of Limited Partnership”), has been duly and validly authorized, executed and delivered by the Company, the Tanger GP Trust, a Maryland business trust (the “GP Trust”), and by the partners of the Operating Partnership, including the GP Trust in its capacity as sole general partner of the Operating Partnership, and is a valid and binding agreement of the GP Trust and the partners of the Operating Partnership, including the GP Trust in its capacity as sole general partner of the Operating Partnership, enforceable in accordance with its terms. The Operating Partnership has been duly formed and is validly existing and is in good standing under the laws of the State of North Carolina, has power and authority to own, lease and operate its factory outlet centers owned or partially owned on the date hereof (the “Centers”), and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. The GP Trust has been duly formed and is validly existing and is in good standing under the laws of the State of Maryland, has power and authority to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. The GP Trust is the sole general partner of the Operating Partnership and is entitled to all rights, benefits, interests and preferences as a general partner of a North Carolina limited partnership under the laws of the State of North Carolina and the Agreement of Limited Partnership (including, without limitation, those rights, benefits, interests and preferences afforded to the Company as a holder of the general partnership units and the preferred general partnership units under the Agreement of Limited Partnership).
(xii)    The Company is the sole shareholder of the GP Trust. No waivers, consents or approvals of the holders of any class or series of capital stock of the Company or units of partnership interest of the Operating Partnership need to be obtained in connection with the issuance and sale of the Notes, except for those that have been obtained and delivered in writing to the Underwriters before the date hereof.

(xiii)    Each subsidiary (which term, as used in this Agreement, includes corporations, limited and general partnerships, joint ventures and other entities, and includes direct and indirect subsidiaries) of the Company and the Operating Partnership, if any, has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its origin, has power and authority to own, lease and operate its Centers and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests in each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or the Operating Partnership, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or the Operating Partnership or any of their subsidiaries that is described in the Disclosure Package and the Prospectus.
(xiv)    The Operating Partnership is the only Subsidiary that is a “significant subsidiary” of Company (as such term is defined in Rule 1-02 of Regulation S-X). The only Subsidiaries of the Company or the Operating Partnership are (a) the Subsidiaries listed in Exhibit 21 to the Company’s Form 10-K and the Operating Partnership’s Form 10-K, as applicable, and (b) certain other Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X). The term “Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting or economic interests of which are owned or controlled, directly or indirectly by the Company, the Operating Partnership, or by one or more other Subsidiaries of the Company or the Operating Partnership.
(xv)    The capitalization of the Operating Partnership is as stated in the Disclosure Package and the Prospectus; the equity interests in the Operating Partnership (“Units”) have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or other similar rights. Except as provided in Section 4.5 of the Agreement of Limited Partnership of the Operating Partnership and as disclosed in the Disclosure Package and the Prospectus, (i) no Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for any Units or any other securities of the Operating Partnership.
(xvi)    This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership, as applicable.
(xvii)    The Indenture has been duly authorized, executed and delivered by the Operating Partnership and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or general equitable principles. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (the “1939 Act”) and conforms, in all material respects, to the statements and descriptions thereof contained in the Disclosure Package and the Prospectus.
(xviii)    The Notes are in the form contemplated by, and are entitled to the benefits of, the Indenture, and have been duly authorized by all necessary action of the Operating Partnership and at the Closing Date, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or general equitable principles. The Notes conform in all material respects to all statements and descriptions related thereto contained in the Disclosure Package and the Prospectus. The form of global note to be used to evidence the Notes will, at the Closing Date, be in due and proper form and will comply with all applicable legal requirements and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.
(xix)    None of the Company, the Operating Partnership or any of their subsidiaries is (a) in violation of its charter, by-laws, agreement of limited partnership or other organizational documents, as applicable, (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject, or (c) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, Operating Partnership or their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Operating Partnership or their subsidiaries or any of its or their properties, except for any such violation or default with respect to subclauses (b) and (c) that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and compliance by the Company and the Operating Partnership, each jointly and severally, with obligations hereunder, including the issuance and sale of the Notes, have been duly authorized by all necessary action, and will not conflict with or constitute (with or without the giving of notice or the passage of time or both) a breach of, or default under (or give rise to any right of termination, redemption, repurchase, cancellation or acceleration), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject, except as would not have a Material Adverse Effect, nor will such action result in any violation of charter, by-laws, the Agreement of Limited Partnership, or other organizational documents of the Company, the Operating Partnership or any of their subsidiaries or any applicable law, statute, rule, regulation, order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries or any of their properties.
(xx)    Commencing with the Company’s taxable year ended December 31, 1993, the Company has been organized and has operated in conformity with the requirements for its qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.
(xxi)    Neither the Company nor the Operating Partnership is, or will be after giving effect to the offering and sale of the Notes and the application of proceeds thereof as described in the Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).
(xxii)    There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Operating Partnership or any of their subsidiaries threatened against the Company, the Operating Partnership or any of their subsidiaries which is required to be disclosed in the Disclosure Package and the Prospectus (other than as disclosed therein), or which might be reasonably expected to (a) result in any Material Adverse Change, or (b) materially and adversely affect the property or assets thereof taken as one enterprise or (c) materially and adversely affect the consummation of this Agreement or the transactions contemplated herein. All pending legal or governmental proceedings to which the Company, the Operating Partnership or any of their subsidiaries is a party or of which any property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject which are not described in the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material. There are no contracts or documents of the Company, the Operating Partnership or any of their subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations or incorporated by reference into the Registration Statement under the 1934 Act or the 1934 Act Regulations, which have not been so filed or incorporated.
(xxiii)    Neither the Company nor the Operating Partnership is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business to be operated by it which are not currently owned or possessed, the failure of which to own or possess would have a Material Adverse Effect.
(xxiv)    No authorization, approval, permit or consent of or registration or qualification with any court or governmental authority or agency is necessary in connection with the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws or real estate syndication laws.
(xxv)    Each of the Company and the Operating Partnership possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business as presently conducted, and neither the Company nor the Operating Partnership has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, except those which, singly or in the aggregate, would not have a Material Adverse Effect.
(xxvi)    The Company and the Operating Partnership have full right, power and authority to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, and each of the Company and the Operating Partnership have full right, power and authority to enter into this Agreement and the Indenture and this Agreement and the Indenture have been duly authorized, executed and delivered by the Company and the Operating Partnership.
(xxvii)    The documents incorporated or deemed to be incorporated by reference in the Registration Statement, Prospectus or the Disclosure Package, at the time they became effective or were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations, and, when read together with the other information in the Prospectus and the Disclosure Package, at the time the Registration Statement or any post-effective amendment became effective and as of the Closing Date or during the period specified in Section 3(f) hereof, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1934 Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(xxviii)    (a) Except as otherwise disclosed or referred to in the Disclosure Package and the Prospectus and except as would not have a Material Adverse Effect, the Operating Partnership has good and marketable title to the Centers, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than as described or referred to in the Disclosure Package and the Prospectus (including the financial statements incorporated by reference therein) or which are not material in amount; (b) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or the Operating Partnership which are required to be disclosed in the Disclosure Package and the Prospectus are disclosed therein; (c) neither the Company or the Operating Partnership nor, to the best of the knowledge of the Company or the Operating Partnership, any lessee under a lease relating to any of the Centers, is in default under any of the leases relating to the Centers, and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case for such defaults that would not have a Material Adverse Effect; (d) each of the Centers is in compliance with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (e) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Centers, except as disclosed in the Disclosure Package and the Prospectus or such proceedings or actions that would not have a Material Adverse Effect.
(xxix)    The mortgages and deeds of trust encumbering the properties and assets described in the Disclosure Package and the Prospectus are not convertible into an equity ownership interest nor does the Company or the Operating Partnership hold a participating interest therein and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property not owned or leased by the Company or the Operating Partnership or any of their subsidiaries.
(xxx)    The Company or the Operating Partnership have coverage under title insurance policies or the indirect benefit of such coverage by having accepted the Centers pursuant to warranty deeds from a grantor who has coverage under prior title insurance policies on each of the Centers in an amount at least equal to the cost of acquisition of such Property.
(xxxi)    Neither the Operating Partnership nor the Company has any knowledge of: (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the Centers or, without independent investigation, any other property on which the Company has an option or (b) any spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from the Centers as a result of any construction on or operation and use of the Centers or, without independent investigation, any other property on which the Company has an option, which presence or occurrence would have a Material Adverse Effect. In connection with the construction on or operation and use of the Centers, each of the Operating Partnership and the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that would have a Material Adverse Effect.
(xxxii)    The Company and the Operating Partnership have not, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Notes.
(xxxiii)    The Notes shall have an investment grade rating from one or more “nationally recognized statistical rating organizations” (as such term is defined in Section 3(a)(62) of the 1934 Act) as of the Closing Date. No nationally recognized statistical rating organization has (i) imposed (or has informed the Company or the Operating Partnership that it is considering imposing) any condition (financial or otherwise) on the Company’s and the Operating Partnership’s retaining any rating assigned to the Company or the Operating Partnership for the securities of either or (ii) has indicated to the Company or the Operating Partnership that it is considering (a) downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of a possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or the Operating Partnership or any securities of either.
(xxxiv)    The Company, the Operating Partnership and their Subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and the Operating Partnership in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s and the Operating Partnership’s management as appropriate to allow timely decisions regarding required disclosure. The Company, the Operating Partnership and their Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act through September 30, 2013.
(xxxv)    Except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s and the Operating Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or the Operating Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Operating Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s the Operating Partnership’s internal control over financial reporting.
(xxxvi)    The Company, the Operating Partnership and their Subsidiaries are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).
(xxxvii)     No relationship, direct or indirect, exists between or among the Company or the Operating Partnership on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Operating Partnership or their Subsidiaries on the other hand, which is required to be described in the Disclosure Package and the Prospectus which is not so described.
(xxxviii)    The Company and the Operating Partnership are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company or the Operating Partnership would have any liability. Neither the Company nor the Operating Partnership has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code. Each “pension plan” for which either the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.
(xxxix)    Each of the Company and the Operating Partnership and their subsidiaries has timely filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (giving effect to any applicable extensions) and has paid all taxes due thereon or otherwise due and payable, including any interest and penalties, except those being contested in good faith and in any case in which the failure to file such tax returns or pay such taxes and other assessments would not, individually or in the aggregate, have a Material Adverse Effect, and no tax deficiency has been determined adversely to any of the Company, the Operating Partnership or their subsidiaries which has had (nor does the Company or the Operating Partnership have any knowledge of any tax deficiency which, if determined adversely to it might have) a Material Adverse Effect.
(xl)    Except as described in the Disclosure Package and the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution to the Company, from repaying to the Company any loans or advances made by the Company to the Operating Partnership.
(xli)    Except as described in the Disclosure Package and the Prospectus, the subsidiaries of the Operating Partnership are not currently prohibited, directly or indirectly, from paying any distributions to the Operating Partnership to the extent permitted by applicable law, from making any other distribution to the Operating Partnership, from repaying to the Operating Partnership for any loans or advances made by the Operating Partnership to any such subsidiaries.
(xlii)    The Company and the Operating Partnership maintain (i) as of December 31, 2012, effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(xliii)    Other than this Agreement and as set forth in the Disclosure Package and the Prospectus under the heading “Underwriting,” there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person that would give rise to a valid claim against the Company or the Operating Partnership or the Underwriters for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.
(xliv)    Any statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
(xlv)    None of the Company or the Operating Partnership or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Operating Partnership and, to the knowledge of the Company and the Operating Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(xlvi)    The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in substantial compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Operating Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.
(xlvii)    None of the Company, the Operating Partnership or any of their subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(xlviii)    The Company acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Operating Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
(xlix)    Except as otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus, with respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and the subsidiaries (the “Company Stock Plans”) or as would not be reasonably expected to have a Material Adverse Effect, (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company or the relevant subsidiary of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which the securities of the Company or the relevant subsidiary are traded, (iii) the per share exercise price of each Stock Option granted since January 1, 2001 was equal to or greater than the fair market value of a Common Share on the applicable Grant Date and (iv) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the 1934 Act and all other applicable laws.
(b)    Any certificate signed by any officer of the Company in such capacity or by the GP Trust as general partner of the Operating Partnership and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at the Closing Date subsequent thereto.
Section 2.    PURCHASE AND SALE.
(a)    On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Operating Partnership agrees to issue and sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of 97.710% of the principal amount, plus accrued interest, if any from the Closing Date, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereof.
(b)    Payment for the Notes to be sold hereunder is to be made in Federal (same day) funds against delivery to the Underwriters of the Notes for their accounts. Such payment and delivery are to be made through the facilities of DTC, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Operating Partnership shall agree upon, such time and date being herein referred to as the

“Closing Date.” Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019 (or such other place as may be agreed to by the Operating Partnership and the Representatives).
(c)    The Representatives hereby advise the Operating Partnership that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable. The Operating Partnership is further advised by you that the Notes are to be offered to the public initially at a purchase price of 98.360% of the principal amount thereof plus accrued interest, if any, from the Closing Date and to certain dealers selected by you at a price that represents a concession not in excess of 0.40% of the principal amount thereof.
(d)    Global certificates for the Notes shall be in such denominations (minimum denominations of $2,000 and integral multiples of $1,000 thereafter) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date. The Notes will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m. New York time, on the business day prior to the Closing Date.
Section 3.    COVENANTS OF THE COMPANY AND THE OPERATING PARTNERSHIP. Each of the Company and the Operating Partnership, jointly and severally, covenants with you, and with each Underwriter participating in the offering of the Notes, as follows:
(a)    The Operating Partnership will comply, subject to the remainder of this clause (a), with the requirements of Rule 430B. Prior to the termination of the offering of the Notes, the Operating Partnership will not use or file any amendment to the Registration Statement or amendment or supplement to the Disclosure Package or the Prospectus or any new registration statement relating to the Notes unless the Operating Partnership has furnished you a copy for your review prior to filing and will not file or use any such proposed amendment, supplement or new registration statement to which you reasonably object. The Operating Partnership has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time. The Operating Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form to which the Representatives shall not have reasonably objected with the Commission pursuant to the applicable paragraph of 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Operating Partnership will promptly advise the Representatives (a) of the effectiveness of any amendment to the Registration Statement or any new registration statement relating to the Notes, (b) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (c) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus or documents incorporated or deemed to be incorporated by reference therein, (d) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, (e) of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2), or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the institution or threatening of any proceedings for that purpose or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement, (f) if the Operating Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes, and (g) of the receipt by the Operating Partnership of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Operating Partnership and the Company will use their commercially reasonable efforts to prevent the issuance of any such order or the suspension of any such qualification, and, if issued, to obtain promptly, the withdrawal thereof.
The Operating Partnership shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
(b)    If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Notes remain unsold by the Underwriters, the Operating Partnership will, prior to that date, (i) promptly notify you and (ii) promptly file, if it has not already done so and is eligible to do so, an automatic shelf registration statement relating to the Notes, in a form to which you shall not have reasonably objected. If at the Renewal Deadline the Operating Partnership is not eligible to file an automatic shelf registration statement, the Operating Partnership will, if it has not already done so, (i) promptly notify you, (ii) promptly file, if it has not already done so, a new registration statement or post-effective amendment on the proper form relating to such Notes, in a form to which you shall not have reasonably objected, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective within 180 days after that date and (iv) promptly notify you of such effectiveness. References herein to the “Registration Statement” shall include such automatic shelf registration statement or such new registration statement or post-effective amendment, as the case may be.
(c)    If, at any time when a prospectus relating to the Notes is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”) would be required to be delivered) under the 1933 Act, any event or development occurs as a result of which, in the opinion of counsel for the Underwriters or for the Operating Partnership, the Registration Statement or the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, or if it shall be necessary, in the opinion of counsel for the Underwriters or for the Operating Partnership, to amend the Registration Statement or amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations or to file a new registration statement relating to the Notes, the Operating Partnership and the Company will promptly (1) notify the Representatives of any such event or development, (2) prepare and file with the Commission, subject to Section 3(a) hereof, such amendment, supplement or new registration statement which will correct such statement or omission, effect such compliance or satisfy such filing requirement, (3) use their commercially reasonable efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as possible (if not an automatic shelf registration statement) and (4) supply any amended or supplemented Prospectus to the Underwriters in such quantities as they may reasonably request. If, at any time after the date hereof, an event or development occurs as a result of which, in the opinion of counsel for the Underwriters or for the Operating Partnership, the Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Operating Partnership and the Company promptly will (1) notify the Representatives of any such event or development, (2) prepare, subject to Section 3(a), an amendment or supplement to the Disclosure Package to eliminate or correct such untrue statement or omission and (3) supply any amended or supplemented Disclosure Package to the Underwriters in such quantities as they may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus, in the opinion of counsel for the Underwriters or for Operating Partnership, conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes), the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Operating Partnership and the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 5 hereof.
(d)    The Operating Partnership will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit D hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.
(e)    The Operating Partnership and the Company agree that, unless it has or shall have obtained the prior written consent of the Underwriters, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405), required to be filed by the Company or the Operating Partnership with the Commission or retained by the Company or the Operating Partnership under Rule 433, other than the Issuer Free Writing Prospectuses, if any, identified on Schedule II; provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Operating Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Operating Partnership will furnish to the Underwriters, without charge, copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such documents to which the Underwriters or counsel for the Underwriters shall reasonably object.
(f)    The Company and the Operating Partnership have furnished or will furnish to each Underwriter, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(g)    The Company and the Operating Partnership will furnish, without charge, to each Underwriter, from time to time during the period when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Notes, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(h)    The Operating Partnership will endeavor, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Representatives may reasonably designate; and in each jurisdiction in which the Notes have been so qualified, the Operating Partnership and the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Notes; provided, however, that neither the Operating Partnership nor the Company shall be obligated to qualify as a foreign corporation or subject itself to general service of process in any jurisdiction where it is not so qualified or so subject.
(i)    With respect to each sale of Notes, the Operating Partnership and the Company will each make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the earlier of the first day of the Operating Partnership’s or Company’s fiscal quarter, respectively, next following the “effective date” (as defined in such Rule 158) of the Registration Statement.
(j)    The Company and the Operating Partnership will use their commercially reasonable efforts to meet the requirements to qualify as a REIT and a partnership, respectively, under the Code, unless the Company’s board of directors determines that it is no longer in the best interests of the Company to do so.
(k)    The Operating Partnership and the Company, during the period when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Notes, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.
(l)    The Company and the Operating Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition during the period described in this subsection (l) (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company and the Operating Partnership or any affiliate thereof or any person in privity with the Company, Operating Partnership or any affiliate of either of them), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other debt securities of the Operating Partnership or the Company or any securities convertible into or exercisable or exchangeable for such debt securities, or publicly announce an intention to effect any such transaction, for a period beginning at the Execution Time and ending on the Closing Date.
(m)    The Company will use the net proceeds received by it from each sale of Notes in the manner set forth in the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”
(n)    The Company will engage and maintain, at its expense, a Trustee for the Notes.
(o)    In respect of the offering of the Notes, the Operating Partnership will (i) execute a supplemental indenture designating the series of debt securities to be offered and its related terms and provisions in accordance with the provisions of the Indenture and (ii) cause the Indenture to be or remain qualified under the 1939 Act.
Section 4.    PAYMENT OF EXPENSES.

(a)    The Company and the Operating Partnership, jointly and severally, agree to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing or reproduction and filing of the Registration Statement, any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them, (ii) the reproduction and filing of this Agreement, (iii) the preparation, issuance and delivery of the Notes to the Underwriters, (iv) the fees and disbursements of the Company’s and the Operating Partnership’s counsel and accountants, (v) the reasonable cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Notes under state securities laws and any expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (vi) the delivery to the Underwriters of copies of the Registration Statement, any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them, (vii) the fees and expenses, if any, incurred with respect to the listing of the Notes on any national securities exchange or quotation system, (viii) the fees and expenses incurred in connection with any offer and sale of the Notes outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, (ix) the cost of providing any CUSIP or other identification numbers for the Notes, (x) the fees and expenses of any transfer agent or depository in connection with the Notes, (xi) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority of the terms of the sale of Notes and any related Notes, and (xii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the performance of the Company’s other obligations hereunder.
(b)    If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Operating Partnership or the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Operating Partnership or the Company will reimburse the Underwriters severally on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.
Section 5.    CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The several obligations of the Underwriters to purchase Notes pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership herein contained, to the accuracy of the statements of the Company’s officers, on behalf of the Company as the sole member of GP Trust in its capacity as general partner of the Operating Partnership and on behalf of the Company and GP Trust, made in any certificate pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of all of its covenants and other obligations hereunder, and to the following further conditions.
(a)    On the Closing Date, (i) the Registration Statement shall have been filed by the Company and the Operating Partnership with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e) of the 1933 Act Regulations and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company or the Operating Partnership, (ii) each preliminary prospectus and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), and no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued by the Commission or the securities authority of any jurisdiction, (iii) any material required to be filed by the Operating Partnership pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433, (iv) the Operating Partnership shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b), (v) the rating assigned by any nationally recognized statistical rating organization to the securities of the Company or the Operating Partnership as of the Execution Time shall not have been lowered or withdrawn since such execution nor shall such rating organization have publicly announced or otherwise notified the Company since such execution that it has under surveillance or review, with possible negative implications, its rating of the securities of the Company or the Operating Partnership, and (vi) there shall not have come to your attention any facts that would cause you to believe that the Disclosure Package or the Prospectus, at the time it was, or was required to be, delivered or made available to purchasers of the Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.
(b)    On the Closing Date, you shall have received the favorable opinion, dated as of the Closing Date, (i) of Latham & Watkins LLP, counsel for the Operating Partnership and the Company, in form and substance of Exhibit A hereto and reasonably satisfactory to counsel for the Underwriters and (ii) of Latham & Watkins LLP, counsel for the Operating Partnership and the Company with respect to certain tax matters, in form and substance of Exhibit C hereto and reasonably satisfactory to counsel for the Underwriters.
(c)    On the Closing Date, you shall have received the favorable opinion, dated as of the Closing Date, of Womble Carlyle Sandridge & Rice, LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably of Exhibit B hereto and reasonably satisfactory to counsel for the Underwriters.
(d)    On the Closing Date, you shall have received the favorable opinion, dated as of the Closing Date, of Clifford Chance US LLP, counsel for the Underwriters, with respect to certain matters reasonably requested by the Underwriters.
(e)    In addition to their opinions required by subsections (b), (c) and (d), respectively, of this Section, Latham & Watkins LLP and Clifford Chance US LLP shall each additionally state (which may be in a letter separate from their opinion letter) to the effect that nothing has come to their attention that would lead them to believe that (i) each part of the Registration Statement (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which they need not express any belief), at the most recent time when such part became effective under the 1933 Act and the 1933 Act Regulations, or as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus or any amendment or supplement thereto (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which they need not express any belief), at the time the Prospectus was issued, at the time any such amendment or supplement thereto was issued, or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Disclosure Package (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which they need not express any belief), as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions required by subsections (b), (c) and (d), respectively, of this Section, Latham & Watkins LLP, Womble Carlyle Sandridge & Rice, LLP and Clifford Chance US LLP may rely, as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Operating Partnership and the Company and upon certificates of appropriate government officials in such jurisdiction, and Latham & Watkins LLP and Clifford Chance US LLP may additionally rely, as to matters involving the laws of the State of North Carolina, upon the opinion of Womble Carlyle Sandridge & Rice, LLP (or other counsel reasonably satisfactory to counsel for the Underwriters) in form and substance satisfactory to counsel for the Underwriters.
(f)    On the Closing Date, there shall not have been, since the Execution Time or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business; no proceedings shall be pending or, to the knowledge of the Company or the Operating Partnership threatened against the Company, the Operating Partnership, any of their subsidiaries or any of the Centers before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would be reasonably expected and which would materially and adversely affect the business, property, financial condition or income of the Company, the Operating Partnership and their subsidiaries, considered as one enterprise; and you shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company in such capacity, and of the general partner of the Operating Partnership, dated as of the Closing Date, to the effect that (i) there has been no such Material Adverse Change or proceedings and (ii) the representations and warranties in Section 1 are true and correct as of the Closing Date.
(g)    At the Execution Time, you shall have received a letter dated such date from PricewaterhouseCoopers LLP with respect to both the Disclosure Package and the Prospectus, in form and substance satisfactory to you and PricewaterhouseCoopers LLP.
(h)    On the Closing Date, you shall have received (1)  a letter, dated as of the Closing Date, from PricewaterhouseCoopers LLP with respect to the Prospectus, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the “specified date” referred to shall be a date not more than three business days prior to the Closing Date.
(i)    If applicable, at the Execution Time, you shall have received a letter dated such date from such independent accountants that have prepared any historical financial statements included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus which financial statements relate to properties or assets acquired or to be acquired by the Operating Partnership or the Company, or any of their Subsidiaries, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent accountants with respect to the Operating Partnership or the Company, as the case may be, and such properties or assets acquired by the Operating Partnership or the Company, as the case may be, within the meaning of the 1933 Act and the 1933 Act Regulations; and (ii) it is their opinion that the historical financial statements for such properties or assets that have been audited by them and covered by their opinions included or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.
(j)    On the Closing Date, the Notes shall be rated at least “Baa3” by Moody’s and “BBB-” by S&P, and the Operating Partnership shall have delivered to the Underwriters a letter dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Notes have such ratings; and since the Execution Time, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Operating Partnership’s other securities by any nationally recognized statistical rating organization, and no such securities rating agency shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Operating Partnership’s or the Company’s other securities, which does not indicate affirmation or improvement in the rating.
(k)    On the Closing Date, counsel for the Underwriters shall have been furnished with such certificates, documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of the Notes, as herein contemplated, shall be satisfactory in form and substance to you and counsel for the Underwriters.
If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company or the Operating Partnership at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.
Section 6.    INDEMNIFICATION.
(a)    The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act and any affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act against any and all losses, claims, liabilities, damages and expenses whatsoever as incurred (including but not limited to attorney’s fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or action), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the Rule 430B information, or in any amendment thereof, or in any preliminary prospectus, or in any amendment thereof or supplement thereto, or in the Prospectus, or in any amendment thereof or supplement thereto, or in the Disclosure Package, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes, including any road show or investor presentations made to investors by the Company (whether in person or electronically)

(“Marketing Materials”), or (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment thereof, or in any preliminary prospectus, or in any amendment thereof or supplement thereto, or in the Prospectus, or in any amendment thereof or supplement thereto, or in the Disclosure Package, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or in the Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action and all amounts paid in settlement of any such loss, claim, damage, liability or action; provided, however, that the Company and Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein. This indemnity will be in addition to any liability which the Company may otherwise have.
(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Operating Partnership, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Company or the Operating Partnership within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Operating Partnership by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity will be in addition to any liability which any Underwriter may otherwise have. The Company and the Operating Partnership acknowledge that the list of Underwriters and their respective participation in the sale of the Notes and the statements set forth in the third and seventh paragraphs in the section entitled “Underwriting (Conflicts of Interest)” in the preliminary prospectus and the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance and stabilization activities, constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in the Disclosure Package or the Prospectus.
(c)    Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled, upon written notice delivered to the indemnified party promptly after receiving the aforementioned notice from such indemnified party, to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party and that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, (iv) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (v) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.
Section 7.    CONTRIBUTION. In the event that the indemnity provided in Section 6(a) or (b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership and the Underwriters severally and not jointly agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending, and any amount paid in settlement of, the same, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Operating Partnership, any contribution received by the Company or the Operating Partnership from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company or the Operating Partnership within the meaning of the 1933 Act or the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) (collectively “Losses”) to which the Company and Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Notes; provided, however, that in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason (it being understood that the proviso in such sentence shall apply in any circumstance), the Company, the Operating Partnership and the Underwriters severally and not jointly shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating

Partnership and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering and sale of the Notes contemplated herein (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Operating Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company and the Operating Partnership who shall have signed the Registration Statement and each director of the Company and the Operating Partnership shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this Section 7. The obligations of the Underwriters to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes to be purchased by each of the Underwriters hereunder and not joint. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
Section 8.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All covenants, representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto or thereto, and the indemnification and contribution provisions contained in Sections 6 and 7 of this Agreement, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of and payment for the Notes.
Section 9.    TERMINATION OF AGREEMENT.   This Agreement may be terminated for any reason at any time by the Company, the Operating Partnership or by the Underwriters upon the giving of 30 days’ written notice of such termination to the other parties hereto.
(a)    The Representatives may also terminate this Agreement, in their absolute discretion, by notice to the Company or the Operating Partnership, at any time at or prior to the Closing Date if (i) there has been, since the Execution Time or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, a Material Adverse Change, whether or not arising in the ordinary course of business, (ii) except as disclosed in the Disclosure Package and the Prospectus, any proceeding shall be pending or, to the knowledge of the Operating Partnership or the Company threatened against the Operating Partnership, the Company, any of their subsidiaries or any of the Centers before or by any Federal, state or other commission board or administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to materially and adversely affect the business, property, financial condition or income of the Company, the Operating Partnership and their subsidiaries, considered as one enterprise, (iii) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, (iv) there has occurred any material adverse change in the financial markets in the United States or if there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering of the Notes as contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or to enforce contracts for the sale of the Notes, or (v)  trading in any of the securities of the Operating Partnership or the Company has been suspended or limited by the Commission or any exchange or in the over-the-counter market, or if trading generally on either the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York State authorities or if there shall have occurred a material disruption in commercial banking or securities settlement, payment or clearance services in the United States.
(b)    In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Notes shall remain in effect so long as any Underwriter owns any such Notes purchased from the Operating Partnership pursuant to this Agreement and (y) the covenant set forth in Section 3(c) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.
Section 10.    DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Operating Partnership or Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Operating Partnership and Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
Section 11.    NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Jefferies LLC at 520 Madison Avenue, New York, New York, 10022, Attention: General Counsel, U.S. Bancorp Investments, Inc. at 214 N. Tryon St., 26th Floor, Charlotte, North Carolina 28202, Facsimile: (877) 774-3462, Attention: High Grade Syndicate, Wells Fargo Securities,

LLC at 550 South Tryon Street, 5th Floor, Charlotte, NC 28202; Attention: Transaction Management, Facsimile: (704) 410-0326, attention of Transaction Management, with a copy to Larry P. Medvinsky, Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Facsimile: (212) 878-8375; and notices to the Company and the Operating Partnership shall be directed to either of them at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, attention of Steven B. Tanger, with a copy to Raymond Y. Lin, Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Facsimile: (212) 751-4864.
Section 12.    PARTIES. This Agreement shall inure to the benefit of and be binding upon you and the Company, the Operating Partnership and any Underwriter who becomes a party to this Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
Section 13.    GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.
Section 14.    NO FIDUCIARY DUTY. Each of the Company and the Operating Partnership acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other hand, and the Company and the Operating Partnership are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Operating Partnership or their respective affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Operating Partnership and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company or the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company and the Operating Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Company and the Operating Partnership may have against the Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
Section 15.    ENTIRE AGREEMENT. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of the Disclosure Package and the Prospectus, and the conduct of the offering, and the purchase and sale of the Notes.
Section 16.    COUNTERPARTS. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts will become a binding agreement between you, the Company and the Operating Partnership in accordance with its terms.
Very truly yours,
TANGER FACTORY OUTLET CENTERS, INC.

By:	/s/ Frank C. Marchisello, Jr. Name: Frank C. Marchisello, Jr. Title: Executive Vice President
TANGER PROPERTIES LIMITED PARTNERSHIP
By: Tanger GP Trust, its general partner

By:	/s/ Frank C. Marchisello, Jr. Name: Frank C. Marchisello, Jr. Title: Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
JEFFERIES LLC U.S. BANCORP INVESTMENTS, INC. WELLS FARGO SECURITIES, LLC as Representatives of the several Underwriters
By: JEFFERIES LLC

By: /s/ Matthew Casey_________
Name: Matthew Casey
Title: Managing Director
By: U.S. BANCORP INVESTMENTS, INC.

By: /s/ Charles P. Carpenter_____
Name: Charles P. Carpenter
Title: Senior Vice President
By: WELLS FARGO SECURITIES, LLC

By: /s/ Carolyn Hurley_________
Name: Carolyn Hurley
Title: Director
For themselves and the several Underwriters listed on Schedule I hereto

SCHEDULE I

Underwriters	Principal Amount of Notes
Jefferies LLC	$55,000,000
U.S. Bancorp Investments, Inc.	55,000,000
Wells Fargo Securities, LLC	55,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	27,500,000
RBC Capital Markets, LLC	17,500,000
SunTrust Robinson Humphrey, Inc.	17,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	7,500,000
Regions Securities LLC	7,500,000
Scotia Capital (USA) Inc.	7,500,000
Total	$250,000,000

SCHEDULE II
Final Term Sheet dated November 18, 2013.

EXHIBIT A
Form of Opinion of Latham & Watkins LLP
1.    The execution and delivery of the Underwriting Agreement and the Indenture and the issuance and sale of the Notes by the Operating Partnership to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:
(i)         violate any federal or New York statute, rule or regulation or Court Order applicable to the Company or the Operating Partnership; or
(ii)     result in the breach of or a default under any of the Specified Agreements; or
(iii)     require any consents, approvals or authorizations to be obtained by the Company or the Operating Partnership from, or any registrations, declarations or filings to be made by the Company or the Operating Partnership with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.
2.    The Registration Statement has become effective under the Act. With your consent, based solely upon our review of the list of stop orders contained on the Securities and Exchange Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at [•] New York City time, on November [•], 2013, as of such time we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act and the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act.
3.    The Registration Statement, at November [•], 2013, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S‑T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
4.    The Company is not and the Operating Partnership is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” each of the Company and the Operating Partnership will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
5.    Each of the Incorporated Documents as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements for reports on Forms 10-K, 10-Q, and 8-K, and proxy statements under Regulation 14A, as the case may be, under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from such reports or proxy statement. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.

AMR-446993-v4	1	80-20710670

6.    To our knowledge, we confirm that there are no contracts, indentures, mortgages, loan agreements, notes, leases or other documents of a character required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not described or filed, it being understood, however, that we express no view with respect to the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement.
7.    The Notes, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms.
8.    The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Indenture (assuming due authorization, execution and delivery thereof by the Trustee) is the valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms.
9.    The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of Debt Securities and Guarantees” and “Description of Notes,” insofar as they purport to describe or summarize certain provisions of the Notes or the Indenture, are accurate descriptions or summaries in all material respects.

EXHIBIT B
Form of Opinion of Womble Carlyle Sandridge & Rice, LLP
1.The Company is a corporation validly existing under the laws of the State of North Carolina.
2.The Operating Partnership is a limited partnership validly existing under the laws of the State of North Carolina.
3.Each of the Company and the Operating Partnership is qualified to transact business as a foreign corporation or limited liability partnership, respectively, in each jurisdiction listed on Schedule I to the opinion.
4.The Company has the corporate power to execute, deliver and perform its obligations under the Underwriting Agreement and to carry on its business as now conducted as described in the Registration Statement, the Disclosure Package and the Prospectus Supplements.
5.The Operating Partnership has the power under its Certificate of Limited Partnership, Agreement of Limited Partnership and the North Carolina Revised Uniform Limited Partnership Act to execute, deliver and perform its obligations under the Underwriting Agreement and to carry on its business as now conducted as described in the Registration Statement, the Disclosure Package and the Prospectus Supplements.
6.GP Trust has authorized the execution, delivery and performance of the Agreement of Limited Partnership by all necessary action under its Declaration of Trust, its Bylaws and the Maryland Statutory Trust Act. The Agreement of Limited Partnership is valid, binding and enforceable against GP Trust.
7.All of the partnership interests of the Operating Partnership have been issued in accordance with the Agreement of Limited Partnership.
8.The Company has authorized the execution, delivery and performance of the Underwriting Agreement by all necessary corporate action. The Company has duly executed and delivered the Underwriting Agreement.
9.The Operating Partnership has authorized the execution, delivery and performance of the Underwriting Agreement, the Indenture and the Notes by all necessary action under the Certificate of Limited Partnership, Agreement of Limited Partnership and the North Carolina Revised Uniform Limited Partnership Act. The Operating Partnership has duly executed and delivered the Underwriting Agreement, the Indenture and the Notes.
10.GP Trust is the sole general partner of the Operating Partnership and is entitled to all rights, benefits, interests and preferences as a general partner of a North Carolina limited partnership under the laws of the State of North Carolina and the Agreement of Limited Partnership (including, without limitation, those rights, benefits, interests and preferences afforded to GP Trust as a holder of the partnership units under the Agreement of Limited Partnership).
11.We are not representing the Company or the Operating Partnership in any pending litigation in which either the Company or the Operating Partnership is a named defendant, or in any litigation that is overtly threatened in writing against either the Company or the Operating Partnership by a potential claimant,

AMR-446993-v4	1	80-20710670

that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Underwriting Agreement or the Indenture.
12.The execution and delivery of the Underwriting Agreement and the Indenture by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions provided for in the Underwriting Agreement and the Indenture do not:
(a)violate any provision of the Amended Articles or Bylaws of the Company or the Limited Partnership Agreement of the Operating Partnership;
(b)to our knowledge, violate any applicable law or any order of any court or governmental authority that is binding on the Company, the Operating Partnership or any of their respective assets; or
(c)violate or constitute a breach of or default under the Credit Agreement.
13.Except for (a) the right to exchange units of the Operating Partnership for common stock of the Company, (b) rights with respect to share options and restricted shares granted pursuant to the Company’s Amended and Restated Incentive Award Plan effective December 29, 2008, as amended to date, and (c) as provided in Section 4.5 of the Agreement of Limited Partnership of the Operating Partnership, no shareholder of the Company or holder of units of the Operating Partnership or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company or the Operating Partnership arising (i) by operation of the Amended Articles or Bylaws of the Company or the Agreement of Limited Partnership of the Operating Partnership or the North Carolina Business Corporation Act or (ii) to the best of our knowledge, otherwise.

EXHIBIT C
Form of Tax Opinion of Latham & Watkins LLP
1.    Commencing with the Company’s taxable year ended December 31, 1993, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.
2.    The statements in the Prospectus Supplement under the caption “Certain U.S. Federal Income Tax Considerations to Holders of Our Notes,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
3.    The statements in the Base Prospectus under the caption “Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc. of Its REIT Election,” as modified by the statements in the Prospectus Supplement under the caption “Updated Information Regarding U.S. Federal Income Tax-Related Disclosure in Base Prospectus,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusion with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

EXHIBIT D
Tanger Properties Limited Partnership
Form of Final Term Sheet

Filed pursuant to Rule 433
Free Writing Prospectus dated November 18, 2013
Relating to
Preliminary Prospectus Supplement dated November 18, 2013 to
Prospectus dated June 7, 2012
Registration Statement No. 333-181984-01

Tanger Properties Limited Partnership
Pricing Term Sheet
November 18, 2013

Issuer:	Tanger Properties Limited Partnership
Size:	$250,000,000
Maturity:	December 1, 2023
Coupon (Interest Rate):	3.875%
Yield to Maturity:	4.076%
Spread to Benchmark Treasury:	+140 bps
Benchmark Treasury:	2.75% due November 15, 2023
Benchmark Treasury Price / Yield:	100-20+/ 2.676%
Interest Payment Dates:	December 1 and June 1, commencing June 1, 2014
Redemption Provision:
At any time prior to September 1, 2023, make-whole call based on U.S. Treasury plus 25 basis points (0.25%); if redeemed on or after September 1, 2023, at 100% of the principal amount of the notes being redeemed, in each case plus accrued and unpaid interest thereon to, but excluding, the redemption date

Price to Public:	98.360%

Trade Date: Settlement Date: Extended Settlement:
November 18, 2013
November 25, 2013 (T+5)
The issuer expects that the delivery of the notes will be made against payment therefor on or about November 25, 2013, which is the fifth business day following the date of this pricing term sheet (the settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the SEC promulgated under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade the notes prior to the third business day preceding the closing date for the notes will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own adviser.

Ratings*: CUSIP/ISIN:	Baa1 (Moody’s) / BBB+ (S&P) 875484 AG2/US875484AG28
Joint Book-Running Managers:	Jefferies LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated
Sr. Co-Managers: Co-Managers:	RBC Capital Markets, LLC SunTrust Robinson Humphrey, Inc. BB&T Capital Markets, a division of BB&T Securities, LLC Regions Securities LLC Scotia Capital (USA) Inc.
*Note: A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC which became effective upon filing with the SEC in accordance with Rule 462(e) of the 1933 Act Regulations for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Jefferies LLC toll-free at 1-877-547-6340, U.S. Bancorp Investments, Inc. toll-free at 1-877-558-2607 or Wells Fargo Securities, LLC toll-free 1-800-326-5897.